SEVENTH AMENDMENT
TO THE
EMPLOYEES' RETIREMENT PLAN
OF
EASTERN UTILITIES ASSOCIATES
AND ITS AFFILIATED COMPANIES

        WHEREAS, Eastern Utilities Associates (the "Employer") previously established the Employees' Retirement Plan of Eastern Utilities Associates and its Affiliated Companies (the "Plan"); and

        WHEREAS, the Employer amended and restated the Plan effective January 1, 1989; and

        WHEREAS, the Employer has reserved the right to amend the Plan from time to time under Section 12.1 of the Plan.

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended effective as of January 1, 1999, as follows:

        Section 9.6 shall be deleted and the following shall be added in its place:

9.6 Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Retirement Board member designated as Retirement Board Secretary by the Retirement Board. If any application for payment of a benefit under the Plan shall be denied, the Retirement Board shall notify the claimant within 90 days of such application setting forth the specific reasons of denial affording such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the individual will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Retirement Board expects to render its decision.

        Notice of such denial shall set forth, in addition to the specific reasons for denial, the following:

        (a) reference to pertinent provisions of the Plan on which the denial is based;
        (b) such additional information as may be relevant to the denial of the claim or information necessary to perfect the claim with an explanation of why such material or information is necessary; and
        (c) an explanation of the claims review procedure and steps to be taken if the claimant wishes to have his or her claim reviewed. The claimant may: (i) request a review of the denial upon written application to the Retirement Board Secretary within 90 days from receipt of the denial; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The Retirement Board shall then take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

             The Retirement Board shall render a final decision within 60 days after the claimant's request for review and shall advise said claimant in writing of its decision on such review. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension with an explanation of why the extension is needed, and the date when a decision is expected to be made. The Board's final decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant as well as providing specific references to the pertinent plan provisions on which the decision is based, identifying all of the information that the Retirement Board relied upon. The Retirement Board's decision on review shall be final, conclusive and binding, and shall not be overturned unless it is considered to be arbitrary and capricious by an appropriate court.

        IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 19th day of April, 1999.

                                                EASTERN UTILITIES ASSOCIATES





                                                By /s/Donald G. Pardus
                                                      Donald G. Pardus
                                                      Chairman
ATTEST:

/s/ Clifford J. Hebert, Jr.
Clifford J. Hebert, Jr.
Secretary
(Corporate Seal)